As filed with the Securities and Exchange Commission on July 16, 1997

                                                 Registration No. _____________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 _________________


                           CREATIVE HOST SERVICES, INC.
             (Exact name of registrant as specified in its Charter)

        California                                   33-1069494
 State of Incorporation)               (I.R.S. Employee Identification No.)

                          6335 Ferris Square, Suites G-H
                            San Diego, California  92126
                                    (619) 587-7300
                       (Address of principal executive offices)

                                   _________________

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                  Name of Each Exchange on which
     to be Registered                    Each Class is to be Registered
          N/A                                          N/A




     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

     Securities to be registered pursuant to Section 12(g) of the Act:

                              Common Stock
                 Redeemable Common Stock Purchase Warrants
                            (Title of Class)

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

     The Registrant has filed, on April 3, 1997, a Registration Statement on Form SB-2 (Registration No. 333-6722), as amended by Amendment No. 1 to Form SB-2 Registration Statement filed on June 2, 1997, and as amended by Amendment No. 2 to Form SB-2 Registration Statement filed on July 3, 1997 ("SB-2 Registration Statement"), to register shares of Common Stock and Common Stock Purchase Warrants. The section of the Prospectus portion of the SB-2 Registration Statement entitled "Description of Securities" is incorporated herein by reference.

Item 2.  Exhibits

     *    SB-2  Registration  Statement and Amendments
     **   Registrant's  Amended and Restated Articles of Incorporation
          and Amendments
     **   Registrant's Bylaws
     **   Certificate of Designation  of 8%  Convertible  Preferred  Stock
     **   Warrant Agreement (including form of Warrant  Certificate)
     **   Specimen of Share of Common Stock


*    Previously filed by EDGAR.
**   Filed as an exhibit to the SB-2 Registration Statement
     (Registration No. 333-6722) and incorporated herein by reference

                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          CREATIVE HOST SERVICES, INC.



Date: July 16, 1997                           By: /s/ Sayed Ali
                                              Sayed Ali, President

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